FAM VALUE FUND

FAM EQUITY-INCOME FUND

FAM SMALL CAP FUND

(the “Funds”)

each a series of

FENIMORE ASSET MANAGEMENT TRUST

AMENDED SERVICE AND DISTRIBUTION PLAN

FOR ADVISOR CLASS SHARES

Introduction:   It  has  been  determined  that  the  Funds,  which  are  each  series  of  Fenimore

Asset  Management  Trust,  will  pay for  certain  costs and expenses incurred in connection with the distribution and servicing of shareholders of the Advisor Class of shares of the Funds, and hereby adopt  this  Service  and  Distribution  Plan  (the  “Plan”)  as  set  forth  herein  pursuant  to  Rule  12b-1 under the Investment Company Act of 1940 (the “Act”) with respect to Advisor Class shares.

The  Board  of  Trustees,  in  considering  whether  the  Funds  should  implement  the  Plan,  has

requested   and   evaluated   such   information   as   it   deemed   necessary   to   make   an   informed

determination  as  to  whether  the  Plan  should  be  implemented  and  has  considered  such  pertinent factors  as  it  deemed  necessary to form the basis for a decision to use assets of the Funds for such purposes.

In  voting  to  approve  the  implementation  of  the  Plan,  the  Trustees  have  concluded,  in  the exercise  of  their  reasonable  business  judgment  and  in  light  of  their  respective  fiduciary  duties,

that  there  is  a  reasonable  likelihood  that  the  Plan  will  benefit  the  Funds  and  the  shareholders  of each of their classes of shares.

The  Plan:    The  material  aspects  of  the  financing  by  the  Funds  of  their  service  and distribution expenses of the Advisor Class shares are as follows:

1.

The  Funds  will  compensate  the  Distributor  for  services  provided  and  expenses incurred  in  connection  with  the  distribution  and  marketing  of  Advisor  Class  shares  of  each  Fund

and  servicing  of  shareholders  of  each  such  class.   Distribution  and  servicing  costs  and  expenses

may  include:  (1)  printing  and  advertising  expenses;  (2)  payments  to  employees  or  agents  of  the

Distributor  who  engage  in or support distribution of each Fund’s Advisor Class shares, including

salary,   commissions,   travel   and   related   expenses;   (3)   the   costs   of   preparing,   printing   and

distributing  prospectuses  and  reports  to  prospective  Advisor  Class  investors;  (4)  expenses  of organizing  and  conducting  sales  seminars  with  respect  to  Advisor  Class  shares;  (5)  expenses

related   to   selling   and   servicing   efforts,   including   processing   new   Advisor   Class   account

applications,  transmitting  customer  transaction  information  to  the  Funds’  shareholder  servicing agent  and  answering  questions  of  shareholders;  (6)  payments  of  fees  to  one  or  more  broker-

dealers   (which   may   include   the   Distributor   itself),   financial   institutions   or   other   industry

professionals,  such  as  investment  advisers,  accountants  and  estate  planning  firms  (severally,  a

“Service  Organization”),  based  on  the  average  daily  value  of  each  Fund’s  Advisor  Class  shares owned  by  shareholders  for  whom  the  Service  Organization  is  the  dealer  of  record  or  holder  of

record,   or   owned   by   shareholders   with   whom   the   Service   Organization   has   a   servicing

relationship;  (7)  costs  and  expenses  incurred  in  implementing  and  operating  the  Plan;  and  (8)

such  other  similar  services  as  the  Board  of  Trustees  determines  to  be  reasonably  calculated  to result in the sale of Advisor Class shares.

Subject to the limitations of applicable law and regulation, including rules of the National

Association  of  Securities  Dealers  (“NASD”),  the  Distributor  will  be  compensated  monthly  for such  costs,  expenses  or  payments  at  an  annual  rate  of  up  to  but  not  more  than  1.00%  of  the average daily net assets of the Advisor Class of shares of the Funds, provided however, that up to

0.25%  of  each  such  amount  may  be  used  as  a  “service  fee”  as  defined  in  applicable  rules  of  the

NASD.

2.

The Distributor may periodically pay to one or more Service Organizations (which may  include  the  Distributor  itself)  a  fee  in  respect  of  a  Fund’s  shares  owned  by shareholders  for whom  the  Service  Organizations  are  the  dealers  of  record  or  holders  of  record,  or  owned  by

shareholders  with  whom  the  Service  Organizations  have  servicing  relationships.   Such  fees  will

be computed daily and paid quarterly by the Distributor at an annual rate not exceeding 0.25% of the  average  net  asset  value  of  shares  of  the  Advisor  Class of the Fund owned by shareholders for whom  the  Service  Organizations  are  the  dealers  of  record  or  holders  of  record,  or  owned  by

shareholders  with  whom  the  Service  Organizations  have  servicing  relationships.   Subject  to  the

limits  herein  and  the  requirements  of  applicable  law  and  regulations,  including  rules  of  the

NASD, the Distributor may designate as “service fees,” as that term is defined by applicable rules and  regulatory  interpretations  applicable  to  payments  under  a  plan  such  as  the  Plan,  some  or  all of  any payments made to Service Organizations (including the Distributor itself) for services that may be covered by “service fees,” as so defined.

The   payment   to   a   Service   Organization   is   subject   to   compliance   by   the   Service

Organization  with  the  terms  of  a  Service  Agreement  or  Dealer  Agreement  between  the  Service

Organization  and  the  distributor  (the  “Agreement”).   If  a  shareholder  of  a  Fund  ceases  to  be  a

client  of  a  Service  Organization  that  has  entered  into  an  Agreement  with  the  Distributor,  but continues  to  hold  shares  of  the  Fund, the Distributor will be entitled to receive a similar payment

in  respect  of  the  servicing  provided  to  such  investors.   For  the  purposes  of  determining  the  fees

payable  under  the  Plan,  the  average  daily net  asset  value  of  a  Fund’s  shares  shall  be computed in the  manner  specified  in  the  Declaration  of  Trust  of  the  Funds  and  the  current  Prospectus  of  the

Funds for the computation of the value of a Fund’s net asset value per share.

3.

The  Plan  will  become  effective  immediately  upon  approval  by  a  majority  of  the

Board  of  Trustees,  including  a  majority  of  the  Trustees  who  are  not  “interested  persons”  (as defined  in  the  Act)  of  the  Funds  and  have  no  direct  or  indirect  financial  interest  in  the  operation of  the  Plan  or  in  any  agreements  entered  into  in  connection  with  the  Plan  (the  “Plan  Trustees”),

pursuant  to  a  vote  cast  in  person  at  a  meeting  called  for  the  purpose  of  voting on  the  approval  of the Plan, or upon such later date as the Trustees determine.

4.

The  Plan  shall  continue  with  respect  to  each  applicable  class  of  shares  of  the

Funds  for  a  period  of  one  year  from  its  effective  date,  unless  earlier  terminated  in  accordance with its terms, and thereafter shall continue automatically with respect to each applicable class of shares  of  the  Funds  for  successive  annual  periods,  provided  such  continuance  is  approved  by  a majority  of  the  Board  of  Trustees,  including  a  majority  of  the  Plan  Trustees  pursuant  to  a  vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

5.

The  Plan  may  be  amended  at  any time  by the  Board  of  Trustees  provided  that  (a)

any  amendment  to  increase  materially the  costs  which  a  class  may bear  for  distribution  pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities  of  that  class  and  (b)  any  material  amendments  of  the  terms  of  the  Plan  shall  become effective only upon approval as provided in paragraph 3 hereof.

6.

The  Plan  is  terminable  without  penalty at any time by (a) vote of a majority of the

Plan Trustees, or (b) vote of a majority of the outstanding voting securities of the Funds.

7.

Any  person  authorized  to  direct  the  disposition  of  monies  paid  or  payable  by  a

Fund  pursuant  to  the  Plan  or  any  agreement  entered  into  in  connection  with  the  Plan  shall provide  to  the  Board  of  Trustees,  and  the  Board  of  Trustees  shall  review,  at  least  quarterly,  a written  report  of  the  amounts  expended  pursuant  to  the  Plan  and  the  purposes  for  which  such expenditures were made.

8.

While  the  Plan  is  in  effect,  the  selection  and  nomination  of  Trustees  who  are  not

“interested  persons”  (as  defined  in  the  Act)  of  the  Funds  shall  be  committed  to  the  discretion  of the Trustees who are not “interested persons”.

9.

The Funds shall preserve copies of the Plan, any agreement in connection with the

Plan,  and  any report  made  pursuant  to  paragraph  7  hereof,  for  a  period  of  not  less  than  six  years from  the  date  of  the  Plan  or  such  agreement  or  report,  the  first  two  years  in  an  easily  accessible place.

Effective as of July 1, 2003; amended as of March 1, 2012 (for the sole purpose of adding the Small Cap Fund)

9525200.4.BUSINESS